Exhibit 4.17


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                           SALE AND PURCHASE AGREEMENT



                                     BETWEEN


                                   SANITEC OY


                                       AND


                                    ZODIAC SA



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                                                     SALE AND PURCHASE AGREEMENT



Agreement entered into on March 15, 2004 by and among Sanitec Oy, a private company with limited liability incorporated under the laws of Finland whose registered office is at Mikonkatu 15 A, 7th Floor, 00100 Helsinki, Finland (SELLER), and Zodiac SA (BUYER), a public company with limited liability incorporated under the laws of France whose registered office is at 2, rue Maurice Mallet, 92130 Issy-les-Moulineaux, France. The Seller and the Buyer are referred to collectively herein as the PARTIES.

The Seller owns all of the issued shares of Evac International Oy, a private company with limited liability incorporated under the laws of Finland (TARGET).



Pursuant to this Agreement, the Seller wishes to sell and transfer to the Buyer, and the Buyer wishes to purchase, all of the outstanding issued shares of the Target and the Shareholder Loans for the Purchase Price.



The Parties agree as follows:



1.     DEFINITIONS

       ACCOUNTING PRINCIPLES                means the accounting principles used
                                            for the preparation of the Target's
                                            and Subsidiaries Accounts in their
                                            respective jurisdictions including,
                                            for the avoidance of doubt, the
                                            Group Accounting Principles.


       AFFILIATE                            means, of a specified person, a
                                            person that directly, or indirectly
                                            through one or more intermediaries,
                                            controls, or is controlled by, or is
                                            under common control with, the
                                            person specified.

       AGREEMENT                            means this Share Purchase Agreement
                                            and the Appendices hereto.


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       AUDITOR'S CONFIRMATION               means the confirmation of KPMG
                                            Germany regarding the statutory
                                            accounts of EVAC GmbH attached
                                            hereto as Appendix 11.

       ASSOCIATED COMPANY                   means the company listed in Appendix
                                            2 under the heading Associated
                                            Company.

       AUDITED GROUP ACCOUNTS               means the audited special-purpose
                                            Sanitec accounting forms for the
                                            Target and the Subsidiaries as of
                                            December 31, 2003 and for the year
                                            then ended as attached to the KPMG
                                            auditors' statement dated February
                                            26, 2004.

       BUSINESS DAY                         means a day (other than a Saturday
                                            or a Sunday) when banks are open for
                                            business in Helsinki and
                                            Frankfurt-am-Main.

       BUYER                                has the meaning set out in the
                                            preface above.

       CLAIM means any claim made by the Buyer against the Seller in respect of any breach of this Agreement.

       CLOSING means the consummation of the transaction as described in clause 4 of this Agreement.

       CLOSING DATE                         means the date which is three
                                            Business Days after the date on
                                            which the last of the conditions
                                            precedents set out in clause 4.2 is
                                            fulfilled or such other date as the
                                            Parties may agree.

       CLOSING DATE ACCOUNTS                means the consolidated balance sheet
                                            and a statement of the Net Asset
                                            Value of the Target and the
                                            Subsidiaries to be prepared by the
                                            Target as at the Closing Date in
                                            conformity with the Group Accounting
                                            Principles.


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       CONFIDENTIAL INFORMATION             means any and all information of any
                                            kind whatsoever, whether written or
                                            oral, including, but not limited to
                                            the contents of this Agreement,
                                            financial information, trade
                                            secrets, client lists and other
                                            proprietary business information
                                            regarding the Seller (including any
                                            Affiliates thereof), the Target or
                                            the Subsidiaries or the Associated
                                            Company or the Buyer (including any
                                            Affiliates thereof), which
                                            information is not known to the
                                            general public or to persons
                                            unaffiliated with the Seller, the
                                            Target the Subsidiaries or the
                                            Associated Company or the Buyer, as
                                            the case may be.

       DATA ROOM                            means the documents which were
                                            available for inspection by the
                                            Buyer and its advisors in the
                                            on-line virtual data room at
                                            https://e-deal.cmslegal.com, copies
                                            of which are saved on the
                                            DVD/CD-Roms attached to this
                                            Agreement as Appendix 1, the
                                            contents of which have been agreed
                                            between the Seller and the Buyer and
                                            are listed in the table of contents
                                            to the DVD/CD-Roms.

       DEFAULT RATE                         means EURIBOR plus 3 %.

       DISCLOSED                            means disclosed to the Buyer or its
                                            representatives in (a) the Data Room
                                            and (b) the Navy Contracts.

       DUE DILIGENCE                        means the due diligence review
                                            conducted by the Seller on the basis
                                            of the Data Room.

       DUE DILIGENCE INFORMATION            has the meaning given to it in
                                            clause 6.1.

       EFFECTIVE DATE                       means 1 January 2004 at 00.00 h.

       ENVIRONMENTAL LAWS                   means any applicable environmental
                                            laws, statues, directives and
                                            regulations.


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       ERISA                                means the U.S. Employee Retirement
                                            Income Security Act of 1974, as
                                            amended.

       ERISA AFFILIATE                      means any trade or business, whether
                                            or not incorporated, other than a
                                            Subsidiary, which has employees who
                                            are or have been at any date of
                                            determination occurring within the
                                            preceding six (6) years, treated
                                            pursuant to Section 4001(a)(14) of
                                            ERISA and/or Section 414 of the U.S.
                                            Internal Revenue Code of 1986, as
                                            amended (the "U.S. TAX CODE"), as
                                            employees of a single employer which
                                            includes Envirovac, Inc. or any
                                            predecessor-in-interest.

       ESCROW ACCOUNT                       means the escrow account to which a
                                            part of the Purchase Price is
                                            deposited in accordance with clause
                                            4.5.2 (b).

       ESCROW AGENTS                        means CMS Bureau Francis Lefebvre
                                            GmbH Steuerberatungsgesellschaft of
                                            Immermannstrasse 7, 40210
                                            Duesseldorf and CMS Hasche Sigle of
                                            Schoettlestr. 8, 70597 Stuttgart.

       ESCROW AMOUNT                        means EUR 3,500,000 which shall be
                                            deposited to the Escrow Account.

       ESCROW AGREEMENT means an escrow agreement to be entered between the Seller, the Buyer and the Escrow Agents on the Closing Date substantially in the form set out in Appendix 8.

       EURIBOR means the Euro Interbank Offered Rate for deposits of 3 months being the rate at which euro interbank term deposits within the euro zone are offered by one prime bank to another prime bank for a period of 3


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                                            months and published at 11.00 a.m.
                                            CET for spot value (T+2).

       FINANCIAL INFORMATION                means the Group Accounts, the
                                            Audited Group Accounts and the
                                            Subsidiaries' Accounts as
                                            supplemented by the management
                                            reports and all the book-keeping
                                            material made available by the
                                            Seller to the Buyer or its
                                            representatives.

       GROUP ACCOUNTING                     means generally accepted accounting
       PRINCIPLES                           principles in Finland.


       GROUP ACCOUNTS                       means the consolidated profit and
                                            loss statements and balance sheets
                                            (and the notes thereto) of the
                                            Target for the financial years ended
                                            December 31, 2001, 2002 and 2003
                                            prepared by the Target's management
                                            in accordance with the Group
                                            Accounting Principles applied on a
                                            consistent basis between financial
                                            years.

       GROUP CONTRIBUTION PAYABLE           means the group contribution payable
                                            recorded in the Audited Group
                                            Accounts on line 93370 of page A.35
                                            "Specification of current
                                            liabilities" (corresponding to EUR
                                            5,124,000) or such other amount as
                                            the Parties may agree in writing. .


GROUP CONTRIBUTION                          means the group contribution
RECEIVABLE                                  receivable recorded in the Audited
                                            Group Accounts on line 62274 of page
                                            A.20 "Specification of Balance Sheet
                                            Financial Assets and Receivables"
                                            (corresponding to EUR 587,000) or
                                            such other amount as the Parties may
                                            agree in writing.


       INTELLECTUAL PROPERTY RIGHTS         means patents, trade marks, service
                                            marks, trade or business names,
                                            design rights, copyrights (including
                                            any software, database rights, and
                                            domain names),


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                                            and proprietary information, whether
                                            or not any of these is registered
                                            and including any applications for
                                            registration of any of them, and all
                                            rights of similar nature or having
                                            equivalent or similar effect to any
                                            of these which may subsist anywhere
                                            in the world.

       KEY EMPLOYEES                        means the list of employees and
                                            their positions set out in Appendix
                                            10 and a "Key Employee" is a
                                            reference to one of them.

       KPMG GERMANY                         means KPMG Deutsche
                                            Treuhand-Gesellschaft
                                            Aktiengesellschaft
                                            Wirtschaftspruefungsgesellschaft.

       MATERIAL AGREEMENTS                  means the customer contracts listed
                                            in Appendix 9 to this Agreement and
                                            the Navy Contracts.

       MINIMUM NET ASSET VALUE              means EUR 5,400,000.

       NAVY CONTRACTS                       means the Frame Agreements and
                                            Purchase Orders for U.S. Navy
                                            Projects DDG, LPD and CVN - 77,
                                            copies of which have been provided
                                            to the Buyer.

       NET ASSET VALUE                      means the consolidated Total
                                            Shareholders' Equity of the Target
                                            and the Subsidiaries (in the Audited
                                            Group Accounts this is recorded on
                                            line 84000 of page A 30
                                            "Specification of changes in
                                            Shareholders' Equity").

       NET ASSET VALUE ESCROW               means EUR 2,000,000.
       AMOUNT

       NET GROUP CONTRIBUTION               means EUR 4,537,000 being the amount
       PAYABLE                              at the Effective Date of:
                                            1) the Group Contribution Payable;
                                            2) less the Group Contribution
                                            Receivable; or such other amount as
                                            the Parties may agree to in writing.
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       NET SHAREHOLDER LOANS                means EUR 19,362,650 being the
                                            amount at the Effective Date of:
                                            1) Shareholder Loans;
                                            2) less Sanitec Cash;
                                            or such other amount as the Parties
                                            may agree to in writing.

       ORDINARY COURSE OF                   means the business activities of the
       BUSINESS                             each of the Target and the
                                            Subsidiaries having been conducted
                                            consistently with past practice and
                                            in all material respects in
                                            accordance with good and sound
                                            business practices as applied where
                                            the business is conducted.

       PARTY                                has the meaning set out in the
                                            preface above.

       PERSON means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organisation, or a governmental entity.

       PURCHASE PRICE                       means sixty million Euros (EUR
                                            60,000,000) minus Third Party Net
                                            Debt minus Net Group Contribution
                                            Payable.

       SANITEC CASH                         means the aggregate amount of cash
                                            and cash equivalents (including
                                            amounts included in non-trade
                                            receivable balances) of the Target
                                            and the Subsidiaries held by the
                                            Seller or one of its Affiliates and
                                            included in the Audited Group
                                            Accounts (corresponding to lines
                                            64600, 62164 and 62364 of page A 20
                                            "Specification of Balance Sheet -
                                            Financial Assets and Receivables").

       SECURITY INTEREST                    means any mortgage, pledge, lien,
                                            encumbrance, charge, or other
                                            security interest.


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       SELLER                               has the meaning set out in the
                                            preface above.

       SELLER'S KNOWLEDGE                   means the actual knowledge of Timo
                                            Lehto, Swen Schaich, Bob Schafer,
                                            Nils Andersson, Olli Bjoerkqvist and
                                            Aki Tarjasalo.

       SHAREHOLDER LOANS                    means the shareholder loans granted
                                            by the Seller or its Affiliates to
                                            the Target and certain of the
                                            Subsidiaries and included in the
                                            Audited Group Accounts together with
                                            accrued but unpaid interest theron
                                            (corresponding to lines 93160 and
                                            92860 of page A.35 "Specification of
                                            current liabilities").

       SUBSIDIARIES                         means the companies listed in
                                            Appendix 2 under the heading
                                            Subsidiaries.

       SUBSIDIARIES' ACCOUNTS               means the individual companies'
                                            profit and loss statements and
                                            balance sheets (including notes
                                            thereto) for the Subsidiaries for
                                            the financial years ended December
                                            31, 2001, 2002 and 2003 prepared by
                                            the Target or any of the
                                            Subsidiaries in accordance with the
                                            Accounting Principles applied on a
                                            consistent basis between financial
                                            years. In countries where a
                                            statutory audit is required (being
                                            Germany, Finland and Sweden) this
                                            means the individual company's
                                            audited financial statements.

       TARGET                               has the meaning set out in the
                                            preface above.

       TARGET SHARES                        means 500 ordinary shares of the
                                            Target corresponding to 100% of all
                                            the issued and outstanding shares of
                                            the Target.

       TAXES means all forms of taxation including, in particular, any charge, tax, duty, levy, impost, withholding or


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                                            liability wherever chargeable
                                            imposed for support of national,
                                            state, municipal or local government
                                            or any other person in any
                                            jurisdiction and any penalty, fine,
                                            surcharge, interest, penalty,
                                            charges or costs payable in
                                            connection with any such taxation,
                                            whether disputed or not.

       TAX RETURN                           means any return, declaration,
                                            report, claim for refund, or
                                            information return or statement
                                            relating to Taxes, including any
                                            schedule or attachment thereto, and
                                            including any amendment thereof.

       THIRD PARTY CASH                     means the aggregate amount of cash
                                            and cash equivalents (including
                                            marketable securities and short term
                                            investments) of the Target and the
                                            Subsidiaries held at third party
                                            financial institutions and included
                                            in the Audited Group Accounts
                                            (corresponding to line 64100 and
                                            line 64200 of page A 20
                                            "Specification of Balance Sheet -
                                            Financial Assets and Receivables").

       THIRD PARTY NET DEBT                 means EUR 476,000, being the
                                            aggregate amount at the Effective
                                            Date of:

                                            (1)  all indebtedness owed by the
                                                 Target and the Subsidiaries in
                                                 respect of or arising from:

                                                 (a) any money borrowed,
                                                     including, without
                                                     limitation, money borrowed
                                                     from banks or other
                                                     financial institutions; and

                                                 (b) any note, bond debenture or
                                                     other similar instrument

                                                 other than (i) any indebtedness
                                                 owed among any of the Target
                                                 and the Subsidiaries and (ii)
                                                 the Shareholder Loans,


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                                                 (the total corresponding to EUR
                                                 1,143,000, corresponding to the
                                                 sum of lines 92100, 92200,
                                                 92600, 91100, 91200, 91300,
                                                 91400, 91590 of page
                                                 "Specification of external
                                                 long-term debt and current
                                                 liabilities", and of lines
                                                 93210, 93220, 93260, 93290 of
                                                 page A 35 "Specification of
                                                 current liabilities" of the
                                                 Audited Group Accounts) or such
                                                 other amount as the Parties may
                                                 agree to in writing;

                                            (2)  less Third Party Cash as at the
                                                 Effective Date (the total
                                                 corresponding to EUR 667,000 as
                                                 the sum of lines 64100 and
                                                 64200 of page A 20
                                                 "Specification of Balance Sheet
                                                 - Financial Assets and
                                                 Receivables" of the Audited
                                                 Group Accounts) or such other
                                                 amount as the Parties may agree
                                                 to in writing.

       WARRANTIES                           means the representations and
                                            warranties of the Seller set out in
                                            clause 5.1 and Appendix 4.

2.      SALE AND PURCHASE

        2.1   SALE AND PURCHASE OF TARGET SHARES

              On and subject to the terms and conditions of this Agreement, the Buyer hereby purchases from the Seller and the Seller hereby sells to the Buyer, all of the Target Shares for the consideration specified in clause 2.3.1 below.

              The sale and transfer of the Target Shares under this Agreement shall include any and all rights attaching to the Target Shares including, without limitation, the right to receive dividends, if any, for the fiscal year commencing on the Effective Date.


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        2.2   SALE OF SHAREHOLDER LOANS

              On and subject to the terms and conditions of this Agreement, the Seller hereby sells to the Buyer all its rights and claims under the Shareholder Loans and the Buyer assumes all rights and obligations under or in connection with the Shareholder Loans in place of the Seller, with economic effect from the Effective Date (except for interest payable under clause 4.5.7) for the consideration specified in clause 2.3.2 below.

        2.3   PURCHASE PRICE

              The Buyer shall pay the Purchase Price to the Seller. The Purchase Price shall be allocated as follows:

              2.3.1      EUR 35,624,350 shall be allocated to the Target Shares;
                         and

              2.3.2      EUR 19,362,650 to the Net Shareholder Loans.

        2.4   MINIMUM NET ASSET VALUE

              The Purchase Price is based on the Minimum Net Asset Value as per Closing. In the event the Net Asset Value on the Closing Date, determined in accordance with clause 4.6, falls short of the Minimum Net Asset Value the Purchase Price shall be reduced on a euro for euro basis corresponding to the difference between the Net Asset Value and the Minimum Net Asset Value.

        2.5   PAYMENT OF THE PURCHASE PRICE


              The Purchase Price shall be paid at Closing in accordance with clause 4.5.2.

              In the event a reduction of the Purchase Price as set out in clause 2.4 exceeds the amount of the Net Asset Value Escrow Amount, the difference shall be refunded by the Seller to the Buyer within seven (7) days from the date the Closing Date Accounts have been agreed or determined in accordance with clause 4.6.



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3.      TRANSFER OF TITLE

        The full and unrestricted ownership of and title to the Target Shares and the Shareholder Loans shall pass from the Seller to the Buyer at Closing against payment of the Purchase Price and fulfilment and completion of the Closing procedures set forth in clause 4.5.

4.       CLOSING

        4.1   CLOSING

              Closing shall take place on the Closing Date starting at a time and place to be agreed by the Parties.

        4.2   CONDITIONS TO CLOSING

              Closing is subject to and conditional on fulfilment of the conditions set out below:

                4.2.1 the granting of any consents, approvals, authorisations or clearances which are required (if any) from any competent anti-trust authority in the countries listed in Appendix 3;

               4.2.2 the consent to the transactions contemplated by this Agreement of the Bayerische-Hypo und Vereinsbank as Senior Agent and the banks pursuant to a Senior Multicurrency Term Loan and Revolving Credit Facility Agreement dated 26 April 2001, as amended (the "SENIOR FACILITY"), including proof of the release of the pledges over the Target Shares granted to the Senior Agent and proof of the release of the Target and Evac Oy as guarantors of the Senior Facility and the release of the floating charges over the assets of the Target and Evac Oy under Finnish law;


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               4.2.3     no competent authority in any country, other than in
                         those listed in Appendix 3, having prohibited the transfer of the Target Shares and the Shareholder Loans to the Buyer prior to the fulfilment of the conditions set out in clauses 4.2.1 and 4.2.2 above and 4.2.4 below and if such a prohibition is made this condition shall be satisfied (if not waived earlier) as and when such prohibition is removed or ceases to apply; and

               4.2.4 the delivery to the Buyer of a copy of the full audited statutory accounts of EVAC GmbH for the financial year ended 31 December 2003 with notes including a balance sheet and profit and loss statement with amounts identical by item to those in the balance sheet and profit and loss statement set out in the attached Auditors' Confirmation together with an audit opinion with no qualifications other than as set out in the Auditors' Confirmation.

         4.3      SATISFACTION OF CONDITIONS

                         Where fulfilment of any condition set out in clause 4.2 requires a Party's active involvement or assistance, or where a Party is capable of preventing its fulfilment, that Party shall use its best endeavours to procure that the condition is fulfilled as soon as practicable, provided that the fulfilment of the conditions set forth in clause 4.2.1 and 4.2.3 are the sole responsibility of the Buyer.

         4.4    RIGHT TO RESCIND

                4.4.1 The Seller may rescind this Agreement by written notice to the Buyer if the conditions set out in sub-clauses
                       4.2.1 and 4.2.3 above are not fulfilled by October 31, 2004 (and in which event the provisions of clause 4.8 shall apply) or the Buyer fails to pay the Purchase Price in accordance with clause 4.5.2 in full.

                4.4.2 The Buyer may rescind this Agreement by written notice to the Seller before Closing if:


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                       (a)  the Buyer has Claims under the Warranties in respect
                            of which the minimum aggregate liability of the Seller in respect of not more than three of such Claims exceeds EUR 5 million;

                       (b) a material adverse change occurs in the assets, liabilities, business, financial condition or results of operations of the Target and the Subsidiaries on a consolidated basis excluding any circumstance or change resulting from changes in laws, regulations or accounting practices (and a change shall be interpreted to be "material" if it results in a sustained reduction of the enterprise value of the Target and the Subsidiaries of more than EUR 10 million) provided this right of rescission is exercised on or before June 15, 2004 and after such date the provisions of this clause shall cease to apply;

                       (c) the condition set out in clause 4.2.2 is not satisfied on or before 15 April 2004;

                       (d) the condition set out in clause 4.2.4 is not satisfied on or before 15 April 2004; or

                       (e) Closing has not occurred by 1 November 2004 but the Buyer's right of rescission shall be conditional on and subject to prior payment in full of the non-closure fee payable under clause 4.8.

                4.4.3 In the event of a rescission of this Agreement under sub-clause 4.4.1 or 4.4.2 this Agreement shall become void and have no effect and no Party shall have any liability or responsibility to the other except for clauses 4.8, 9.5, 11.2, 11.3, 11.4, 11.7 to 11.10
                       (inclusive) 11.12 and 11.13 which shall continue in force and effect.

                4.4.4 In the event that the Buyer fails to pay the Purchase Price in accordance with clause 4.5.2 in full on Closing and the Seller does not exercise its right to rescind, the Purchase Price shall carry interest at the Default Rate, compounded monthly from the Closing Date until the date of payment.


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        4.5.  CLOSING

              Closing of this Agreement shall take place on the Closing Date and at such time:

              4.5.1 the Seller shall deliver and transfer to the Buyer share certificates representing the Target Shares, endorsed in blank;

              4.5.2 the Buyer shall deliver the Purchase Price by way of wire transfer in immediately available funds, free of any costs and charges as follows:

                         (a) an amount of EUR 51,487,000 to such account as the Seller notifies to the Buyer in writing not less than 3 Business Days before the Closing Date,

                         (b)  an amount of EUR 3,500,000 to the Escrow Account;

                         (c) interest payable in accordance with clause 4.7 (if any) to the account notified under paragraph 4.5.2
                              (a) above;

              4.5.3 the Seller shall procure that the Target and the Subsidiaries shall pay the Net Group Contribution Payable to the Seller or its Affiliates;

              4.5.4 the Parties shall execute a share transfer form evidencing the transfer of the Target Shares;

              4.5.5 the Parties shall sign and execute and shall cause the Escrow Agents to sign and execute the Escrow Agreement;

              4.5.6 the Seller shall deliver to the Buyer a waiver on its own behalf and on behalf of any relevant Affiliate with respect to their right to terminate any of the agreements with the Target and the Subsidiaries as a consequence of the transaction to be consummated under this Agreement; and


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              4.5.7      the Seller shall procure that the Target and the
                         Subsidiaries shall pay interest on the Shareholder Loans from the Effective Date up to and including the Closing Date at the rate of 4.5% per annum.

              All measures taken in connection with the Closing will be considered to have occurred simultaneously as a part of a single transaction and no delivery will be considered to have been made until each such measure has been completed.

        4.6   CLOSING DATE ACCOUNTS

              The Target shall within sixty (60) days from the Closing Date draw up Closing Date Accounts in conformity with the Group Accounting Principles. The Closing Date Accounts shall be reviewed by the Buyer in order to prepare a certificate of the Net Asset Value as at the Closing Date.

              The Closing Date Accounts, including the certificate of Net Asset Value shall be submitted to the Seller for their review. The Seller shall be given the opportunity to review the Closing Date Accounts and shall for such purpose have access to all the records and book-keeping material relating to the Target to the extent required for the purposes of such review.

              The Closing Date Accounts shall be deemed accepted and shall be conclusive for the purpose of defining the Net Asset Value provided for in clause 2.4 unless within forty- five (45) days after delivery of the Closing Date Accounts to the Seller, the Seller (i) shall give a written notice to the Buyer objecting to the Closing Date Accounts and (ii) submits adjusted Closing Date Accounts to the Buyer.

              The adjusted Closing Date Accounts shall be deemed to be accepted and shall be conclusive for the purposes of defining the Net Asset Value provided for in clause 2.4 unless the Buyer, within fourteen
              (14) days after the date on which the adjusted Closing Date Accounts were delivered, delivers a written notice to the Seller objecting to the adjusted Closing Date Accounts.

              The Parties shall use their respective best endeavours to attempt to resolve all differences and agree upon the proper treatment of the item(s) subject to


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              dispute on a mutually acceptable basis. If the Parties are unable to resolve the dispute as to the treatment of any item(s) relating to the adjusted Closing Date Accounts within fourteen (14) days after receipt of the notice of the Buyer by the Seller referred to above, the dispute shall be referred for decision to the Helsinki office of PricewaterhouseCoopers or such other independent accounting firm as may be mutually appointed by the Parties.

              PricewaterhouseCoopers or such independent accounting firm shall, within thirty (30) days of such submission, determine and report to the Parties its resolution on such remaining disputed items and certify the Net Asset Value as at the Closing Date accordingly. The decision of PricewaterhouseCoopers or such independent accounting firm shall be final and binding upon each Party.

              Fees and expenses of the independent accounting firm shall be allocated between the Parties in proportion to the aggregate amount of their unsuccessfully disputed items (as finally determined by the independent accounting firm).

        4.7   INTEREST

              If Closing does not occur on or before May 31, 2004 the Buyer shall pay interest on that part of the Purchase Price allocated to the Target Shares under clause 2.3.1 at the rate of 4.5% per annum from that date until the Closing Date.

        4.8   NON-CLOSURE FEE

              If Closing does not occur on or before October 31, 2004 for whatever reason, but excluding termination of this agreement under sub-clause 4.4.2 (a) to (d) the Buyer shall pay to the Seller on demand to an account nominated by the Seller a fee of EUR 10 million (excluding value added tax if applicable) which shall be payable without set-off or counterclaim. In the event that the Buyer pays such fee and Closing subsequently occurs such fee shall be treated as an advance payment of the Purchase Price and the Purchase Price shall be reduced by the amount of the fee paid. The Buyer accepts that the fee shall be payable


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              also in circumstances where Closing does not occur for reasons which are beyond the Buyer's control.

5.      WARRANTIES

        5.1   WARRANTIES OF THE SELLER

              The Seller warrants to the Buyer that as of the date of this Agreement and as of Closing the statements contained in Appendix 4 are correct.

        5.2   WARRANTIES OF THE BUYER

              The Buyer warrants to the Seller that the statements set out in Appendix 5 are correct as of the date of this Agreement and as of Closing. The Buyer shall have no liability to the Seller for breach of any of such warranties unless the Seller serves written notice of claim on the Buyer prior to expiry of the third anniversary of the Closing Date.

6.      DUE DILIGENCE ; SELLER'S DISCLOSURES; DISCLAIMER OF OTHER WARRANTIES

        6.1 The Parties agree that the Seller has provided the Buyer and its representatives access to and the right to study all information and documentation relating to the Target and the Subsidiaries located in the Data Room and has given the Buyer the opportunity to request additional information and to ask questions. The Buyer acknowledges that the Seller and the Target and the Subsidiaries have also provided other information, including, but not limited to, by way of site visits and meetings with the management of the Target and the Subsidiaries (together with the information contained in the Data Room, the "Due Diligence Information").

        6.2 In connection herewith the Buyer acknowledges and confirms that this Agreement is entered into on the basis of and on condition that the Buyer has conducted its own extensive due diligence investigation and that it has carefully reviewed the Due Diligence Information and has duly inquired to the extent it had questions or comments with regard to any matter thereto and that all issues derived therefrom and relevant to the Buyer have been taken


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                into account in the Purchase Price except as otherwise provided for in this Agreement. In addition, the Buyer acknowledges that it had independent legal, tax and financial advice relating to the purchase of the Target Shares, the purchase of the Shareholder Loans and the terms of this Agreement.

        6.3 The Buyer acknowledges and agrees that the Seller makes no warranty as to the accuracy of any forecasts, estimates, projections, statements of intent or statements of opinion contained in the Data Room or otherwise provided to the Buyer.

        6.4 Except as expressly set forth in clause 5.1, the Seller makes no representation or warranty, express or implied, in respect of the Shares, the Target, the Subsidiaries or any of them, or any of their respective assets, liabilities or operations, and all such other representations or warranties are hereby expressly disclaimed and excluded. The provisions of the Finnish Sale of Goods Act (355/1987) are not applied to this Agreement.

7.      DELIVERIES ON SIGNING OF THIS AGREEMENT

        7.1 The Seller has delivered to the Buyer the following certificates, instruments, and documents:

               7.1.1 the consents of the third parties listed in Appendix 6 to the transactions contemplated by this Agreement;

               7.1.2 a certified copy of a resolution of the board of directors of the Seller in English authorising the transactions contemplated by this Agreement.

         7.2 The Buyer has delivered to the Seller a certified copy of a resolution of the board of directors of the Buyer in English authorising the transactions contemplated by this Agreement.



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8.      CERTAIN UNDERTAKINGS AND AGREEMENTS

        8.1   COMPETITION FILING

        The Buyer shall be responsible for and shall bear all costs related to the preparation and filing of all necessary notices and obtaining permits required under any applicable competition laws for the consummation of the transactions contemplated hereunder. The Seller shall at its own cost and expense give to the Buyer all assistance the Buyer reasonably requests with respect to information required for such measures.

        8.2   ESCROW AGREEMENT

        On the Closing Date, the Seller, the Buyer and the Escrow Agents shall enter into the Escrow Agreement.

9.      POST-CLOSING COVENANTS

        9.1   SERVICES TO BE PROVIDED BY SELLER

              The Seller will continue to provide the Target and the Subsidiaries the following services for a transition period of (3) months following the Closing Date:

              9.1.1 services as per the Technical, Administrative, Marketing and Management Service Agreement dated July, 7 2000 among the Seller, the Target and other parties and the Buyer shall procure that the Target shall pay the Seller a fee for these services at the rate of EUR 25,000 (excluding value added tax) per month;

              9.1.2 services as per the Logistic and Production Optimisation Service Agreement dated July, 7 2000 among the Seller, the Target, and other parties and the Buyer shall procure that the Target shall pay the Seller a fee for these services at the rate of EUR 10,000 (excluding value added tax) per month;


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              9.1.3      services for IT support on terms and conditions and
                         timing to be agreed in writing by the Seller and the Buyer; and

              9.1.4 subject to the approval of Hyperion (which the Parties will use all reasonable efforts to obtain) and agreement by the Buyer, the Seller will sub-licence the Target and Subsidiaries to use the Hyperion Software for a period of up to 6 months from the Closing Date and the Buyer will procure that the Target pays all costs and expenses (and any VAT thereon) incurred by the Seller in relation to such sub-licence.

        9.2   ASSUMPTION OF GUARANTEES

              With effect from the Closing, the Buyer will (i) indemnify and keep indemnified the Seller from and against any liabilities, costs, expenses, damages and losses it may incur in connection with the guarantees listed in Appendix 7 that it has given with respect to certain products and third party debts of the Target and the Subsidiaries and (ii) take all measures necessary, starting without undue delay after the Closing Date to assume such guarantees or to procure that it's Affiliate or Affiliates assume such guarantees and will obtain unconditional releases from the beneficiaries of such guarantees in favour of the Seller. From the date of this Agreement until Closing the Seller will notify the Buyer promptly after any increase of Euros 100,000 or more in the amount of (i) the guarantees given by SEB in the maximum amounts of SEK 15,000,000 and Euros 504,564 and (ii) the guarantee given by Nordea Bank Finland for Euros 1,009,127, or the counter-indemnites given by the Seller in relation to those guarantees, all of which guarantees are listed in Appendix 7.

        9.3   NON-COMPETITION

              The Seller hereby undertakes for itself and on behalf of its Affiliates from time to time for a period of three (3) years from the Closing Date not to carry on any business anywhere in the world that directly competes with the Target or the Subsidiaries solely in the business of manufacturing, assembling and distributing vacuum toilet systems and related components currently carried


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              out by the Target or the Subsidiaries without the prior written consent of the Buyer. This restriction shall not apply to minority shareholdings in any publicly listed companies that are not a controlling interest. For the avoidance of doubt the Parties confirm that the Seller's ceramic and sanitaryware business does not compete in any way with the business of the Target or the Subsidiaries as per this clause herewith.

              The Seller undertakes for itself and on behalf of its Affiliates from time to time for a maximum period of five years from the Closing Date (or such shorter period as the parties may agree in writing) not to supply directly or indirectly ceramic bowls to any competitor of the Target that supplies vacuum toilet systems for use in passenger ships provided that the Buyer procures that the proportion of ceramic bowls supplied by the Seller and its Affiliates to the Target and the Subsidiaries for their use in passenger ships of all ceramic bowls bought by the Target and the Subsidiaries for their use in passenger ships shall not materially decline.

        9.4   NON-SOLICITATION

              The Seller hereby undertakes for a period of two (2) years from the Closing Date not to solicit any Key Employees being employed with the Target at the time without prior written consent of the Buyer. Nothing shall, however, prevent the Seller from hiring any Key Employee who:

              (a) has applied for any publicly announced position at the Seller (without solicitation by Seller or any Affiliate), or

              (b) whose employment or position has been terminated by Target or any of the Subsidiaries for any reason after Closing, or

              (c) whose employment with the Target or any of the Subsidiaries ceased six months or more before the date of his or her employment by the Seller.

        9.5   CONFIDENTIALITY


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              The Parties hereby undertake not to disclose any Confidential
              Information they have obtained about the other Party or this Agreement and the Seller with respect to the Target and the Subsidiaries to any third parties unless the other Party has given its consent to disclose such Confidential Information or if required to do so by law or other regulations.

        9.6   GROUP INSURANCE

              If after Closing the Seller (or any of its Affiliates) receives payment under an insurance policy of a claim made in respect of a loss suffered or incurred by the Target or any of the Subsidiaries the Seller shall or shall procure that the Affiliate shall promptly pay to the Target or Subsidiary an amount equal to the net amount received.

10.     LIMITATIONS OF SELLER'S LIABILITY AND INDEMNITIES

        10.1  REDUCTION IN PURCHASE PRICE

              Any payment made by the Seller to the Buyer in respect of any Claim shall, to the greatest extent possible, be treated as a reduction of the Purchase Price.

              The exclusive remedy for any breach of the Warranties shall be an action for damages for breach of contract. Subject to clause 4.4.2 the Buyer shall not be entitled to rescind or terminate this Agreement under any circumstances whatsoever, except for fraud perpetrated by the Seller.

         10.2  LIMITATION OF THE SELLER'S LIABILITY

              10.2.1 The Seller shall not have any liability to compensate the Buyer for any breach by the Seller of the Warranties unless:

                         (a) prior to 5.00 p.m. CET on the sixth anniversary of the Closing Date regarding Warranties set out in paragraphs 4.1, 4.2, 4.3 and 4.19 of Appendix 4, and on the third anniversary of the Closing Date regarding all other Warranties, the Buyer gives written notice to the Seller setting out in reasonable detail the facts and


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                              circumstances constituting the alleged breach, the
                              Buyer's best estimate of the damages arising from such breach (to the extent reasonably practical), and the details of the Warranty allegedly breached, and the Seller's liability for any alleged breach so notified shall absolutely determine and cease if legal proceedings have not been commenced in respect of such alleged breach within three months of the expiry of such limitation period;

                         (b) the aggregate liability of the Seller arising from all breaches of Warranty (other than in respect of paragraph 4.19 of Appendix 4) exceeds five hundred thousand Euros (EUR 500,000) and if the amount of such liability in the aggregate exceeds five hundred thousand Euros (EUR 500,000), the Buyer shall be entitled to recover only the excess above an amount of three hundred thousand Euros (EUR 300,000). The above monetary limitations shall not apply to the Warranties set out under paragraphs
                              4.1 to 4.4 (inclusive), 4.7 and 4.8 of Appendix 4; and

                         (c) the aggregate liability of the Seller arising from all breaches of the Warranties set out in paragraph 4.19 of Appendix 4 exceeds one hundred thousand Euros (EUR 100,000) and if the amount of such liability in the aggregate exceeds one hundred thousand Euros (EUR 100,000), the Buyer shall be entitled to recover only the excess above an amount of fifty thousand Euros (EUR 50,000).

              10.2.2 No liability shall attach to the Seller in respect of any Claim to the extent that:

                         (a) any matter or thing has been done or omitted to be done with respect to the subject matter of the Claim prior to the Closing Date at the written request, or with the written approval, of the Buyer;

                         (b) the facts forming the basis for the Claim have been Disclosed to the Buyer;
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                         (c)  the matter to which the Claim relates has been
                              taken into account in the Group Accounts, the Audited Group Accounts or the Closing Date Accounts by way of a provision or depreciation provided that with respect to the Closing Date Accounts the purpose of this sub-clause is that the Buyer cannot recover both under clause 4.6 and under the Warranties for the same matter.

                         (d) the amount of the Claim can be recovered by the Buyer, the Target, the Subsidiaries or the Associated Company from a third party or under an insurance policy in force on or prior to the Closing;

                         (e) the Claim results from or is increased by the failure of the Buyer, the Target, any of the Subsidiaries or the Associated Company to mitigate damages;

                         (f) the Claim either results from or is increased by the passing of, or any change in any law, statute, ordinance, rule, regulation or administrative practice of any government, governmental department, agency or regulatory body after the Effective Date, including but not limited to any increase in the rates of taxes or any imposition of taxes or any withdrawal or relief from taxes after the Effective Date.

        10.3  MAXIMUM LIABILITY OF SELLER

              Save for the specific indemnities provided in clauses 10.5 and
              10.6 and the Warranties set out in paragraphs 4.1 to 4.4 (inclusive), 4.7 and 4.8 of Appendix 4 to which the maximum financial limitations set out below shall not apply, the total aggregate liability of the Seller shall not exceed EUR 5,000,000:

                (a) after the first anniversary of the Closing Date the total aggregate liability of the Seller shall reduce to EUR 4,500,000; and

               (b) after the third anniversary of the Closing Date the total aggregate liability of the Seller shall reduce to EUR 250,000 and shall remain so limited


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                     until and including the sixth anniversary of the Closing
                     Date. For the avoidance of doubt, the remaining aggregate liability relates only to breaches of Warranties under 4.1 to 4.3 and 4.19 of Appendix 4.

        10.4   ESCROW ACCOUNT

              At Closing an amount of EUR 3,500,000 shall be placed in the Escrow Account in accordance with the Escrow Agreement and shall be released on and subject to the terms and conditions of the Escrow Agreement as follows:

              (a) an amount of EUR 2,000,000 after completion of the Closing Date Accounts;

              (b) an amount of EUR 500,000 at the latest on the first Business Day after the second anniversary of the Closing Date;

              (c) an amount of EUR 750,000 at the latest on the first Business Day after the third anniversary of the Closing Date;

              (d) an amount of EUR 250,000 at the latest on the first Business Day after the sixth anniversary of the Closing Date.

        10.5  TOTTEN CASE

              With effect from the date of this Agreement, the Seller shall indemnify and hold the Target, the Subsidiaries and the Buyer harmless from and against the claim filed by Edward L. Totten against Bombardier Corporation and Envirovac, Inc. in March 1998 in the United States District Court for the District of Columbia (case No. 98-CV-00657) ("TOTTEN CLAIM") provided that:

                (a) the Buyer shall provide, and shall procure that Envirovac, Inc. and the Target and the Subsidiaries will provide, to the Seller and the Seller's professional advisers full access to premises, personnel and to all relevant assets, documents, records and information within the power, possession or control of Envirovac, Inc for the purpose of investigating and/or


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                     enabling the Seller to take such action as are referred to in sub-clause (d) below;

              (b) the Buyer shall and shall procure that Envirovac, Inc. and the Target and the Subsidiaries retain and preserve all relevant assets, documents, records and information within the power, possession or control of the Target and the Subsidiaries relating to the Totten Claim which are or may be relevant in connection with such claim for so long as such claim remains outstanding;

              (c) the Seller shall be entitled to copies of any of the documents or records, and to photograph any premises or assets, referred to in sub-clause (b) above;

              (d) the Buyer shall and shall procure that Envirovac, Inc. and the Target and the Subsidiaries will:

                     (i) take such action and institute such proceedings, and give such information and assistance, as the Seller may reasonably request to:

                                   (aa)   dispute, resist, appeal, compromise,
                                          defend, remedy or mitigate the Totten
                                          Claim; or

                                   (bb)   enforce against any person the rights
                                          of Envirovac, Inc. in relation to the
                                          Totten Claim; and

                     (ii) use professional advisers nominated by the Seller who shall act in accordance with the Seller's instructions and permit the Seller to have exclusive conduct of the negotiations and/or proceedings;

              (e) not make any admission of liability in respect of or compromise or settle the Totten Claim without the prior written consent of the Seller.


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              The Seller's liability under this clause 10.5 shall include, without limitation, any damages, losses, costs and expenses arising out of or relating to any of the above, and shall not be limited by anything contained in clauses 10.2 and 10.3.

       10.6 EVAC ITALIA SPA

              The Seller shall indemnify the Buyer, the Target and the Subsidiaries from and against any damages, losses, costs and expenses incurred by them under breach of Warranty regarding EVAC Italia SpA or otherwise by EVAC Italia SpA other than the usual costs and expenses of completing the liquidation of that company and provided the Seller procures that the liquidation of such company is completed as expeditiously as practicable.

11.     MISCELLANEOUS

        11.1  ORDINARY COURSE OF BUSINESS

              Between the date of this Agreement and the Closing Date the Seller shall cause the Target and the Subsidiaries to conduct their business only in the Ordinary Course of Business, except as otherwise provided by this Agreement. Between the date of this Agreement and the Closing Date the Seller shall cause the Target and the Subsidiaries to refrain from the following measures and actions without the prior written consent of the Buyer (each of which shall be deemed to constitute a deviation from "Ordinary Course of Business"):

              (a) incurring any additional interest-bearing debt, other than in the Ordinary Course of Business;

              (b) granting any mortgage, encumbrance or lien on any property or with respect to any assets other than in the Ordinary Course of Business;

              (c) incurring any contingent liability as guarantor or surety with respect to the obligations of others (other than any of the Subsidiaries) except in the Ordinary Course of Business;


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              (d)    dismissing any Key Employee on any grounds other than
                     grounds entitling the employer to dismiss for cause;

              (e) incurring or suffering, or paying or discharging any material liability which liability was not either (i) included in the Audited Group Accounts or the Subsidiaries Accounts or (ii) incurred in the Ordinary Course of Business;

              (f) incurring any obligation or liability to any of the Key Employees, its officers, directors or shareholders, or making any loans or advances to any of its officers, directors, shareholders or Affiliates, excluding normal compensation and expense allowances payable to the Key Employees officers and directors and except in the Ordinary Course of Business;

              (g) declaring, setting aside or paying any dividend on, or making any group contribution, other than the Group Contribution Payable, or any other distribution on or effecting any split, combination or recapitalisation or any direct or indirect redemption of, the Target Shares or the shares of the Subsidiaries or repaying the Shareholder Loans;

              (h) making any material modification of the benefits payable to any of the directors or employees of the Target or the Subsidiaries, or making any bonus payment to or agreeing to make any bonus payment to, any of the directors or employees of the Target Group except in the Ordinary Course of Business or in accordance with existing or customary practice or agreements that have been disclosed to the Buyer;

              (i) making any loan, advance or capital contribution to, or investment in, any person other than loans or advances made in the Ordinary Course of Business;

              (j) changing the articles of association, deeds or certificates of incorporation, by-laws and any other similar documents of incorporation of the Target or the Subsidiaries;


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              (k)   entering into any agreement or transaction for the sale or acquisition or other disposition of any significant assets of the Target or the Subsidiaries, except in the Ordinary Course of Business on commercial terms or conditions customarily used in the business by the Target or by the Subsidiaries; or

              (l) entering into any "bill and hold" arrangements with customers for inventory except in the Ordinary Course of Business and for volumes (i) consistent with past practice or (ii) requested by a customer provided the Target or the Subsidiaries have not solicited such request.

      11.2    PRESS RELEASES AND PUBLIC ANNOUNCEMENTS

              No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Parties prior to making the disclosure).

      11.3    NO THIRD-PARTY BENEFICIARIES

              This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

      11.4    ENTIRE AGREEMENT

              This Agreement (including the documents referred to herein) and the Confidentiality Agreement entered into between the Seller and Buyer on January 16, 2004 (which Confidentiality Agreement will terminate at Closing) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.

      11.5    SUCCESSION AND ASSIGNMENT


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              This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the other Party, except that Buyer may assign by notice in writing given to the Seller any of its rights and obligations under this Agreement to any Affiliate provided that such assignment will not release Buyer from any liability hereunder including but not limited to the obligation in clause 4.5.2 to pay the Purchase Price on Closing and the obligation to pay the fee under clause 4.8.

      11.6    COUNTERPARTS

              This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

      11.7    HEADINGS

              The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      11.8    NOTICES

              All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two Business Days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

              IF TO THE SELLER:

              Sanitec Oy
              Mikonkatu 15 A, 7th Floor
              00100 Helsinki Finland

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              Attn: Timo Lehto

              WITH A COPY TO:

              CMS Hasche Sigle
              Schoettlestrasse 8
              70597 Stuttgart, Germany
              Attn: Udo Simmat



              IF TO THE BUYER:

              Zodiac SA
              2, rue Maurice Mallet
              92130 Issy-les-Moulineaux
              France
              Attn: Jean-Jacques Jegou


              WITH A COPY TO:

              Asianajotoimisto Krogerus & Co. Oy
              Pohjoinen Makasiinikatu 6A
              FIN-00130 Helsinki
              Finland
              Attn: Mikko Mali

              Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.


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      11.9    GOVERNING LAW; JURISDICTION

              This Agreement shall be governed by and construed in accordance with the laws of Finland. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or validity thereof shall be finally settled by arbitration in accordance with the Arbitration Rules of the Finnish Central Chamber of Commerce. The court of arbitration shall consist of three (3) arbitrators of whom each Party shall appoint one (1) arbitrator whereafter the two (2) arbitrators shall jointly appoint the third arbitrator who shall act as the chairman of the court of arbitration. Should the arbitrators nominated by the Parties fail to appoint the chairman within fourteen (14) days from the date when the last arbitrator was appointed by a Party, the chairman shall be appointed by the Finnish Central Chamber of Commerce . The same shall apply to an arbitrator to be appointed by a Party, if such Party has failed to nominate its arbitrator within thirty (30) days from the request of the other Party. The arbitration proceedings shall take place in Helsinki, Finland. The arbitration proceedings shall be conducted in English and the arbitration award shall be given in English. Nothing herein shall restrict or prohibit any party from applying to any court of competent jurisdiction for specific performance or other injunctive relief.

      11.10   AMENDMENTS AND WAIVERS

              No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      11.11   SEVERABILITY

              In the event, any term or provision of this Agreement that is declared by a judicial or other competent authority to be invalid or unenforceable for any reason, the Parties shall amend the provision when possible in such reasonable manner that achieves the intention of the Parties without illegality and the


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              remaining terms and provisions of this Agreement shall remain in full force and effect.

      11.12   EXPENSES AND TAXES

              Each of the Buyer and the Seller, will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. In case any of the transaction costs incurred by the Seller are paid by the Target or any of the Subsidiaries, the Purchase Price will be reduced accordingly. Without limiting the generality of the foregoing, all transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement, shall be paid by the Buyer when due, and the Buyer will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges, and, if required by applicable law, the Parties will, and will cause their Affiliates to, join in the execution of any such Tax Returns and other documentation.

      11.13   CONSTRUCTION

              The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favouring or disfavouring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any national, state, or local statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

      11.14   INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES

              The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.


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              In each instance in which provisions of this Agreement contradict or are inconsistent with the provisions of the Appendices, the provisions of this Agreement shall prevail and govern.


                                    * * * * *



IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.








Jean-Marc Daillance

Directeur General Branche Marine

For and on behalf of Zodiac S.A.











By:__________________________________

Under a power of attorney dated March 2, 2004

For and on behalf of Sanitec Oy



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                                   APPENDIX 1

                THE DVD/CD ROM CONTAINING THE DATA ROOM MATERIAL



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                                   APPENDIX 2

                    THE SUBSIDIARIES AND ASSOCIATED COMPANIES
SUBSIDIARIES

Evac International Oy
Evac Oy
Evac AB
Evac GmbH
Aquamar Wasserbehandlung Chemikalien und Gerate GmbH
Evac S.a.r.l.
Evac (UK) Limited
Envirovac Inc.
Colton-Wartsila Inc.
Evac Ltda.
Evac Vacuum Systems (Shanghai) Co., Ltd.
Evac Italia


ASSOCIATED COMPANY

AWEK Industrial Patents Ltd.

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                                   APPENDIX 3

                COUNTRIES WHERE ANTI-TRUST FILING MAY BE REQUIRED

Finland






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                                   APPENDIX 4

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER




4.1 ORGANISATION

      (a) The Seller is duly organised and validly existing under the laws of the jurisdiction of its incorporation.

      (b) Each of the Target and its Subsidiaries is a corporation duly organised and validly existing under the laws of the jurisdiction of its incorporation. Each of the Target and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it on the date of this Agreement.

4.2 POWER AND VALIDITY

            The Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes a valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions.

4.3 TITLE AND CAPITALISATION

      (a) The Seller owns and transfers the Target Shares free and clear of any restrictions on transfer, Security Interests, options, warrants, purchase rights, contracts, commitments, claims, and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Target (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Target.

      (b) All of the Target Shares have been duly authorised, are validly issued, fully paid, and non-assessable, and are held of record by the Seller.


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      (c)   The Target owns, directly or through one of the Subsidiaries, beneficially and of record all of the shares or other equity interests in each of the Subsidiaries and 25% of the issued shares of the Associated Company listed in Appendix 2, free and clear of any restrictions on transfer, Security Interests, options, warrants, purchase rights, contracts, commitments, claims, and demands. All such shares or other equity interests have been duly authorised, are validly issued, fully paid, and non-assessable. There are no options, warrants, purchase rights, or other contracts or commitments pursuant to which any Person has the right or obligation to acquire (or to require Target or any of the Subsidiaries to sell, transfer, or otherwise dispose of) any shares or other equity interests in any of the Subsidiaries or Associated Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any shares or equity interests in any of the Subsidiaries or Associated Company. Neither Target nor any of the Subsidiaries or Associated Company owns any shares or equity interests in, or has any contract or commitment pursuant to which it has the right or obligation to acquire, any shares or other equity interests in any Person other than one of the Subsidiaries or Associated Company.

4.4    PAYMENTS

       (a) None of the Target and its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

       (b) The Target has not declared or made any distribution of dividends on the Target Shares nor any group contribution after the Effective Date, other than the Group Contribution Payable.

       (c) Since the Effective Date, none of the Target and the Subsidiaries has reimbursed or paid interest or principal on the Shareholder Loans except as provided for by clause 4.5.7 of this Agreement.

4.5    INTELLECTUAL PROPERTY RIGHTS


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       (a)  Target and Subsidiaries are the sole legal and beneficial owners of all Intellectual Property Rights Disclosed, free and clear of any and all adverse claims as to title, charges, liens, mortgages, set-off, and encumbrances of any kind or nature whatsoever, and neither Target nor Subsidiaries have granted to any Person any licenses in respect of any of such Intellectual Property Rights.

       (b) The ownership by Target and Subsidiaries of the Intellectual Property Rights Disclosed has been recorded at the respective patent and trademark offices registering or issuing such Intellectual Property Rights, and the records of such patent and trademark offices reflect such ownership by Target and Subsidiaries.

       (c) Target and Subsidiaries do not use any Intellectual Property Rights of the Seller or any of its Affiliates.

       (d) Neither Target nor Subsidiaries have received any written allegation of infringement by any Person of any Intellectual Property Rights and to the Seller's Knowledge there is no basis for any such allegation being made now or in the future.

       (e) Neither Target nor Subsidiaries license any Intellectual Property Rights from any Person and none of them make or are obliged to make royalty or other payments to any Person for the use of any Intellectual Property Rights Disclosed.

       (f) To the Seller's Knowledge there is no unauthorised use by any Person of any of the Intellectual Property Rights Disclosed.

       (g) No challenge to the validity of any of the Intellectual Property Rights Disclosed has been made and is outstanding, and Target and Subsidiaries have not been notified that any such challenge is to be made.

       (h) All of the design rights for the ceramic bowls used by the Target and Subsidiaries in connection with the performance of the agreement between EVAC Oy and IDO Bathroom Oy for current projects and projects under development are owned by the Target and the Subsidiaries.

4.6    COMPUTER EQUIPMENT AND SOFTWARE


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        The computer equipment and the computer software programs used to perform the duties of the employees of the Target and the Subsidiaries or otherwise in their business are the property of or duly leased by or subject to necessary license agreements of the Target or a Subsidiary and to the Seller's Knowledge the Target and the Subsidiaries will, as of the Closing, be able to continue the use of the said computer equipment and software subject to Clause 9.1.4 of this Agreement.

4.7    CORPORATE DOCUMENTS

        The articles of association and trade register information (or other applicable governing documents) of the Target and the Subsidiaries copies of which appear in the Data Room are currently in force. All resolutions passed by the meetings of shareholders and board of directors have been duly recorded in the Target's and the Subsidiaries' minutes.

        The share and shareholder registers of the Target and the Subsidiaries are accurate, up-to-date, and all transfer and other taxes levied on or in relation to transfers of shares of the Target and the Subsidiaries (other than any taxes payable as a consequence of the transfer of the Target Shares to the Buyer) have been duly paid.

4.8    INTERCOMPANY LOANS

        Except as Disclosed, the Target and the Subsidiaries have no debt or other payment or guarantee obligations towards the Seller or any of the Seller's Affiliates and the Seller or any of its Affiliates has no debt or other payment obligations towards the Target or the Subsidiaries other than in the Ordinary Course of Business.

4.9    FINANCIAL INFORMATION

       (a) The Group Accounts and the Audited Group Accounts have been prepared in accordance with the Group Accounting Principles and, as applicable, the Finnish Accounting Act and are consistent with the Seller's and the Target's past practice. The Subsidiaries' Accounts have been prepared in accordance with the Accounting Principles applied on a consistent basis between financial years and the Financial Information presents in all material respects a true and fair view of


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            the consolidated financial conditions and results of the operations of the Business on the Effective Date and for such period, as required by the Group Accounting Principles.

       (b) In the aggregate, the Target and the Subsidiaries (i) do not hold assets located in the United States having an aggregate total value of over U.S.$50 million, and (ii) have not made sales in or into the United States of over U.S. $50 million in their most recent fiscal year.

4.10   AGREEMENTS

       (a) None of the Target and the Subsidiaries is acting in material breach of the Material Agreements and to the Seller's Knowledge there are no circumstances likely to give rise to any material violation under such Material Agreement. The Target and the Subsidiaries have not received or given notice of termination of any Material Agreement, or received written notice of any material claim related thereto. To Seller's Knowledge, no other party to a Material Agreement is in material breach or default under such Material Agreement. Each Material Agreement constitutes a valid and binding agreement, enforceable against its respective parties in accordance with its terms.

       (b) The terms and conditions of all Material Agreements are not in material violation of any applicable laws. There are no such agreements that would limit or restrict the business of the Target or the Subsidiaries except for agreements entered into in the Ordinary Course of Business.

       (c) All agreements between one or more of the Target and the Subsidiaries on the one hand, the Seller and the Seller's Affiliates on the other hand have been made on an "arms-length" basis. There is no guarantee, indemnity, letter of comfort or encumbrance or other similar liability given or incurred by the Target or any Subsidiary for the benefit of the Seller or an Affiliate of the Seller.


       (d) There are no material pending claims or notices of any such claim with respect to any products manufactured or sold or with respect to any services provided by the Target or the Subsidiaries.


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       (e)  Neither the Target nor any of the Subsidiaries is a party to any agreement by which it sells goods or services (but excluding the Material Agreements) for a consideration exceeding:
                     (i) in relation to the aviation business, EUR 6 million;
                     (ii) in relation to the marine business, EUR 3 million;
                     (iii) in relation to the train business, EUR 7 million; or
                     (iii) in relation to the building business EUR 700,000.

       (f) Except as Disclosed, consummation of the transaction contemplated hereunder will not result in a violation under any of the Material Agreements or give the right to any party to a Material Agreement to terminate such Material Agreement.

4.11   PROPERTY AND ASSETS

        The Target or a Subsidiary is the owner of each of the properties and assets, tangible and intangible, that are reflected in the Audited Group Accounts, as being owned by the Target or a Subsidiary at the Effective Date and of any properties and assets, tangible and intangible, acquired since the Effective Date, and has good and marketable title to all of such properties and assets, tangible and intangible, free and clear of any lien or other encumbrance other than properties and assets disposed of in the Ordinary Course of Business.

4.12   WORKING ORDER AND CONDITION

        All material properties and assets of the Target and the Subsidiaries, including, INTER ALIA, machinery, equipment and vehicles owned or used by the Target and the Subsidiaries, are in adequate repair, condition and working order, taking into account their age and wear and tear, and have been regularly and properly maintained.

4.13   PREMISES

        All premises leased, used or occupied by the Target and the Subsidiaries, including all lease, rent and other agreements related to such premises are Disclosed. Each lease agreement related to such premises is in full force and effect and all rents and other related payments due to date on each such lease have been paid. The Target or



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        any Subsidiary has not received any notice claiming that it would be in material default under any such agreements.

4.14   INSURANCE POLICIES

        All insurance policies to which the Target or any of the Subsidiaries is party or which otherwise provides coverage to the Target, or any Subsidiary, or their directors or officers, or employees:

        (a)  are valid and in force;

        (b) taken together, provide and have in the past provided insurance coverage for the Target and the Subsidiaries for risks normally insured against in similar businesses.

4.15   EMPLOYMENT AND PENSIONS MATTERS

        (a) There are no unusual benefits for the Key Employees except for those Disclosed. Except as Disclosed employment of none of the Key Employees shall terminate prior to 31 December 2005 under the terms of their employment agreements and none of the Key Employees have given notice of termination and to the Seller's Knowledge none of the Key Employees intend to give such notice due to the transactions contemplated in this Agreement. There is no remuneration payable to any of the Key Employees by the Target or any Subsidiary as a result of the transaction contemplated herein.

        (b) The Target and the Subsidiaries have at all times complied in all material respects with laws, other regulations or collective bargaining or other similar agreements relating to the employment of labour (including, but not limited to those relating to salaries, hours, work safety, pensions and social security or collective bargaining). There is no labor strike, dispute, slowdown or stoppage actually pending or, to the Seller's Knowledge, threatened against or involving the operations of the Target or the Subsidiaries.

        (c) Except for those required under mandatory law, applicable collective agreements and the Pension Plans there are no deferred compensation agreements, pension


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             benefits, profit-sharing, severance pay or retirement plans, agreements or arrangements presently in force and there are no obligations under any agreement providing for uncustomary or material bonuses, fringe benefits, incentive plans or termination benefits, except as Disclosed.

        (d) Each material employee pension arrangement (collectively, the "PENSION Plans"), is in substantial compliance with applicable law and has been administered and operated in accordance with applicable laws and regulations and its terms. The pension liabilities of the Target and the Subsidiaries have been, to the extent required by applicable law, fully paid, and to the extent not paid, fully accounted for in the Audited Group Accounts. Except for Pension Plans in Finland and Sweden (which are fully funded) none of the Pension Plans is a defined employee benefit plan. There are no Pension Plans in Finland or Sweden of the Target or the Subsidiaries other than the statutory pension schemes.

        (e) The Target and the Subsidiaries have complied in all material respects with all applicable labour laws, including but not limited to regulations regarding co-operation procedures (YT-menettely) in termination of employment agreements and lay-offs of personnel.

        (f) Section C.IV of the Data Room describes and contains true and correct copies of all "employee benefit plans" (as defined by Section 3(3) of ERISA) and any other bonus, profit sharing, pension, compensation, deferred compensation, stock option, stock purchase, fringe benefit, severance, post-retirement, scholarship, disability, sick leave, vacation, individual employment, commission, bonus, payroll practice, retention, or other plan, agreement, policy, trust fund or arrangement (each such plan, agreement, policy, trust fund or arrangement is referred to herein as an "U.S. EMPLOYEE BENEFIT PLAN", and collectively, the "U.S. EMPLOYEE BENEFIT PLANS"), in each case that are currently in effect (or approved but not yet effective), or that were maintained, sponsored or contributed to at any time within the last five (5) calendar years, (x) for the benefit of (i) present or former directors or employees of Envirovac, Inc., or any other United States Subsidiary, or any other Persons presently or formerly performing services for Envirovac, Inc., or any other U.S. Subsidiary, or beneficiaries of any of the foregoing (collectively, "COVERED EMPLOYEES"), or (y) with respect to which


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             Envirovac, Inc., any other U.S. Subsidiary or any of their respective ERISA Affiliates has or had any obligation on behalf of any Covered Employee.

        (g) Each U.S. Employee Benefit Plan which is described in Section 3(2) of ERISA and which is intended to be tax qualified qualifies under
             Section 401(a) of the Code and has received a determination letter from the U.S. Internal Revenue Service to the effect that the U.S. Employee Benefit Plan is qualified under Section 401 of the U.S. Tax Code, and that any trust maintained pursuant thereto is exempt from federal income taxation under Section 501 of the U.S. Tax Code, and nothing has occurred or is expected to occur that caused or would reasonably be expected to cause the loss of such qualification or exemption or the imposition of any penalty or tax liability.

        (h) Neither Target nor any Subsidiary is a party to, or is obligated under any agreement (including any collective bargaining agreement) or otherwise obligated to recognise or bargain with any labor organisation or union on behalf of any United States employees. Neither Target, any Subsidiary or any ERISA Affiliate maintains, contributes to or participates in, nor has ever maintained, contributed to, or otherwise participated in, any employee pension benefit plans which are "MULTI-EMPLOYER PLANS" (within the meaning of Section 3(37) of ERISA) or which are subject to the provisions of Title IV of ERISA. or Section 412 of the U.S. Tax Code. Except as Disclosed all of the United States employees of Target or any Subsidiary are employed "at-will" and are not parties to any written employment agreement.

4.16   LITIGATION AND ARBITRATION

       Except as Disclosed there are no suits or actions nor any other legal, administrative, arbitration or alternative dispute resolution proceedings or governmental investigations pending or threatened in writing against the Target or any of the Subsidiaries, nor to the Seller's Knowledge pending, nor are there any outstanding orders, judgements, awards or decrees of any governmental body, court or arbitration tribunal against the Target or any of the Subsidiaries.

4.17   LICENCES AND CONSENTS


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       The Target and the Subsidiaries have all permits, governmental licences, authorisations, registrations, approvals and product certificates (collectively the "Permits") necessary for the conduct of their business, all such Permits are in force and being complied with. The Target and any of the Subsidiaries has not received notice of any violation of any of the Permits.

4.18   COMPLIANCE WITH LAW

       The Target and the Subsidiaries have carried on and are carrying on their business and operations in material compliance with all applicable laws.

4.19   TAXES

       The Target and the Subsidiaries have timely and accurately filed with the appropriate tax authorities all required tax returns and reports and paid, when due, all Taxes required to be paid. There is no dispute with any tax authority in relation to the affairs of the Target or the Subsidiaries and, to the Seller's Knowledge, there are no facts that may give rise to any dispute.

       All Taxes not yet due and payable have been appropriately reserved in the books of Target and the Subsidiaries in accordance with the applicable Accounting Principles.

       None of the Target and Subsidiaries is currently under any specific tax regime the benefit of which could be triggered by the sale of the Target Shares or by any other act or omission prior to the sale of the Target Shares. None of the Target and Subsidiaries is currently under any specific tax regime that is subordinated to any commitment of one of the Target or Subsidiaries, or any other person.

       None of the Target and Subsidiaries benefits or benefited from a stay or deferral of Taxes because of any act or operation prior to the sale of the Target Shares. None of the Target and Subsidiaries has granted any security on any asset, good or right in order to secure the payment of any Taxes due (or alleged to be due by competent tax authorities) that have not yet been paid.


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       The Target and the Subsidiaries have all supporting documents required to justify the information provided in the tax returns, reports and elections filed with the appropriate tax authorities.

       To the Seller's Knowledge none of the Target and Subsidiaries entered in any contract, act or operation likely to be reassessed, rejected or re-qualified on the ground it aimed at avoiding tax or diminishing the tax obligations of one of the Target or Subsidiaries, or any other person.

4.20   ENVIRONMENTAL MATTERS

       The Target and the Subsidiaries (i) have obtained all necessary permits and licenses under Environmental Laws necessary for their current operations, (ii) are in compliance with all applicable Environmental Laws necessary and (iii) are not subject to any claim, material judgement, order or injunction or decree of any court, governmental authority, agency or arbitration court with respect to any Environmental Laws.

       There are no and, except as may be described in the Phase I Environmental Assessment dated 30 August 2001 included as document C.XI.3 of the Data Room, there have never been, any underground storage tanks present on any United States real property owned or leased by Target or any Subsidiary to the Seller's Knowledge except as Disclosed, neither Target nor any Subsidiary has received notice of, or has received any claim or threatened claim under any Environmental Law concerning an environmental condition at any United States real property where Target or any Subsidiary conducts or has ever conducted its business, or any off-site location or locations to which any of them transported or arranged for the transportation of any substance: (A) the presence of which requires investigation or remediation under any Environmental Laws; (B) which is defined as a "POLLUTANT," "HAZARDOUS WASTE" or "HAZARDOUS SUBSTANCE" under any Environmental Laws; (C) that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic or mutagenic or otherwise hazardous and is regulated under Environmental Laws; or (D) including gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenols (PCBs) or asbestos.

4.21   INVENTORY: CONDITION


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                                                                         Page 51
--------------------------------------------------------------------------------

       All inventory in the balance sheet of the Target or any of the Subsidiaries was at the Effective Date physically existing and was in a condition such that it was capable of being used for its intended use and will be in such condition at Closing, subject to inventory movements since the Effective Date in the Ordinary Course of Business.

4.22   INVENTORY: PROVISIONS

       The provisions for obsolescence and excess inventory included in the Audited Group Accounts are adequate.

4.23   ORDINARY COURSE OF BUSINESS

       During the period from the Effective Date until Closing, the Seller has not instructed or allowed the Target or any of the Subsidiaries to take any action which is outside the Ordinary Course of Business, other than actions related to the transactions contemplated hereby.

4.24   INFORMATION

       (a) All written information contained in the Data Room is true and accurate.
       (b) All documents placed at any time in the on-line Data Room at http://e-deal.cmslegal.com by the Seller or its representatives have been copied onto the DVD/CD-ROMs attached to this Agreement as the Data Room.

4.25   ACCOUNTS RECEIVABLE

        Adequate provisions were made for all accounts receivable in the Audited Group Accounts.

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Rechtsanwalte Steuerberater

                                                                         Page 52
--------------------------------------------------------------------------------

                                   APPENDIX 5

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

5.1   ORGANISATION

      The Buyer is a corporation duly organised and validly existing under the laws of the jurisdiction of its incorporation.

5.2   AUTHORISATION OF TRANSACTION

      The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorisation, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement except for the filing required by the competent competition authorities.

5.3   NON-CONTRAVENTION

      Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgement, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or by-laws.

5.4   BROKERS' FEES

      The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

5.5   INVESTMENT

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                                                                         Page 53
--------------------------------------------------------------------------------

      The Buyer is not acquiring the Target Shares (i) with a view to or for sale in connection with any distribution thereof such that the Buyer would be considered an underwriter of such securities under any relevant securities law regime, or (ii) with a view to taking any action that could trigger a requirement to register the Target Shares themselves, or a transaction involving such shares, with any relevant securities authority.

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Rechtsanwalte Steuerberater

                                                                         Page 54
--------------------------------------------------------------------------------

                                   APPENDIX 6

                     THIRD PARTY CONSENTS GRANTED TO SELLER



Consent of:

     o    Keramag Keramische Werke AG
     o    IDO Bathroom Oy

CMS HASCHE SIGLE

Rechtsanwalte Steuerberater

                                                                         Page 55
--------------------------------------------------------------------------------


                                                        APPENDIX 7
                 LIST OF GUARANTEES GIVEN BY SANITEC OY FOR THE BENEFIT OF THE TARGET AND THE SUBSIDIARIES
                                                        29.02.2004

-----------------------------------------------------------------------------------------------------------------------------------
Beneficiary                      Currency    Guarantee  Currency   In Force    Exchange    In Force   THE COMPANY
                                              Limit1                             rate        EUR
-----------------------------------------------------------------------------------------------------------------------------------
GIVEN BY SANITEC
CORPORATION
-----------------------------------------------------------------------------------------------------------------------------------
Chantiers de l'Atlantique                                  EUR      18.784     1,00000      18.784    Evac Oy
Societe Anonyme
Chantiers de l'Atlantique                                  EUR      11.814     1,00000      11.814    Evac Oy
Societe Anonyme
Chantiers de l'Atlantique                                  EUR      18.653     1,00000      18.653    Evac Oy
Societe Anonyme
Chantiers de l'Atlantique                                  EUR      11.814     1,00000      11.814    Evac Oy
Societe Anonyme
Chantiers de l'Atlantique                                  EUR      14.290     1,00000      14.290    Evac Oy
Societe Anonyme
Chantiers de l'Atlantique                                  EUR      14.352     1,00000      14.352    Evac Oy
Societe Anonyme
Chantiers de l'Atlantique                                  EUR      32.257     1,00000      32.257    Evac Oy
Societe Anonyme
Alstom Transport Limited                                   EUR     375.245     1,00000     375.245    Evac AB

Talgo-Transtech Oy                                         EUR      43.551     1,00000      43.551    Evac AB

Hans Brochier GmbH & Co                                    DEM      32.799     1,95583      16.770    Sanivac Vakuumtecknik
                                                                                                      GmbH
The Boeing Company                                                                                    Envirovac Inc.

                                                                                           -------
                                                                                           557.530




--------------------------------------------------------------------------------
Start       End
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
09.10.2003  30.04.2004 Performance
                       Guarantee
09.10.2003  30.04.2004 Performance
                       Guarantee
14.11.2003  31.05.2005 Performance
                       Guarantee
14.11.2003  31.05.2005 Performance
                       Guarantee
09.10.2003  31.07.2004 Performance
                       Guarantee
07.11.2002  31.07.2004 Performance
                       Guarantee
07.11.2002  31.12.2004 Performance
                       Guarantee
11.12.2000  mid year   Performance
            20072      Guarantee
19.04.2001  01.06.2004 Performance
                       Guarantee
27.04.2000             Performance
                       Guarantee
01.06.2003             General
                       Guarantee
--------------------------------------------------------------------------------




--------

1 Same as in Force if blank (also applies to following page)

2 Expiration of the Guarantee is dependent on the certification of the trainsets. Current estimate of when the Guarantee is to expire is mid year 2007, based on estimate on when last trainset under the contract is to be certified.

CMS HASCHE SIGLE

Rechtsanwalte Steuerberater

                                                                         Page 56
--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------

       Beneficiary           Currency    Guarantee  Currency   In Force    Exchange    In Force         THE COMPANY       Start
                                           Limit                             rate         EUR
-----------------------------------------------------------------------------------------------------------------------------------
GIVEN BY SANITEC
CORPORATION

-----------------------------------------------------------------------------------------------------------------------------------
GIVEN BY THE BANK
SEB AB                       SEK       15.000.000    SEK      2.851.110     9,23150     308.846 Evac AB                  12.10.1999

SEB AB                       EUR          504.564    EUR              0     1,00000           0 Evac Oy                  12.10.1999

Nordea/ABN Amro/Tenix                                SEK        626.820     9,23150      67.900 Evac Oy                  30.01.2002
Defence Systems (Amecon)
Nordea/ABN Amro/Tenix                                AUD         49.985     1,61590      30.933 Evac Oy                  30.01.2002
Defence Systems (Amecon)
Nordea Bank/Fincantieri                              EUR         90.386     1,00000      90.386 Evac Oy                  18.03.2002

Nordea Bank/Fincantieri                              EUR         90.386     1,00000      90.386 Evac Oy                  18.03.2002

Nordea Bank/Fincantieri                              EUR         54.612     1,00000      54.612 Evac Oy                  18.03.2002

Nordea Bank/Fincantieri                              EUR         76.621     1,00000      76.621 Evac Oy                  18.03.2002

Nordea Bank                  EUR        1.009.127    EUR        390.641     1,00000     390.641 Evac Oy                  20.04.1998

                                                                                      1.110.325

Nordea Bank Finland,         USD          300.000    USD         50.000     1,24180      40.264 Envirovac Inc.           05.04.2002
New York
Nordea -> HSBC                                       EUR        660.000                 607.248 Evac Int. Oy / Evac      7.11.03/
                                                                                                Vacuum Shanghai          20.1.04
HSBC                         GBP        4.950.000    GBP        290.526     0,67000     433.621 Companies in UK (incl.   17.05.2002
                                                                                                Evac UK)

                                                                                      1.081.133
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                                 2.748.988 EUR
-----------------------------------------------------------------------------------------------------------------------------------





--------------------------------------------------------------------------------
End
--------------------------------------------------------------------------------

 12.10.2009    Performance/
               Warranty Bond
 12.10.2009    Performance/
               Warranty Bond
 15.12.2006    Performance
               Guarantee
 15.12.2006    Performance
               Guarantee
 31.03.2004    Performance/
               Warranty Bond
 30.11.2004    Performance/
               Warranty Bond
 30.06.2004    Performance/
               Warranty Bond
 30.09.2004    Performance/
               Warranty Bond
 31.12.2009    Performance/
               Warranty Bond


               Loan guarantee

 31.03.2004    Loan guarantee
               to Evac Shanghai
 31.12.2003    Overdraft,
               Engagements,
               Bacs, etc.

--------------------------------------------------------------------------------


COMFORT LETTER
-----------------------------------------------------------------------------------------------------------------------------------
Dresdner Bank AG Hamburg       DEM       500.000    DEM        500.000     1,95583     255.646 Sanivac Vakuumtecknik     19.01.2000
                                                                                               GmbH

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Rechtsanwalte Steuerberater

                                                                         Page 57
--------------------------------------------------------------------------------

                                   APPENDIX 8

                            FORM OF ESCROW AGREEMENT

                     JOINT ESCROW ACCOUNT INSTRUCTION LETTER
                           (THE "INSTRUCTION LETTER")


To:        CMS Bureau Francis Lefebvre GmbH
           Steuerberatungsgesellschaft                           [  ] 2004
           Immermannstrasse 7
           40210 Duesseldorf

           ("BUYER'S LAWYERS")

           CMS Hasche Sigle
           Schoettlestr. 8
           70597 Stuttgart

           ("SELLER'S LAWYERS")


Dear Sirs

JOINT ESCROW ACCOUNT INSTRUCTION LETTER

We refer to the Sale and Purchase Agreement dated the same day as this Instruction Letter between Sanitec Oy and Zodiac SA (the "Agreement") for the sale and purchase of all the issued share capital of EVAC International Oy. Terms defined in the Agreement shall, unless indicated otherwise, have the same meaning when used in this Instruction Letter.

1.   INSTRUCTIONS

     In accordance with the terms of the Agreement and to facilitate the operation of the Escrow Amount described in clauses 1 and 4.5.2 (b) of the Agreement we hereby jointly and irrevocably instruct you:

     1.1 to open an account at [ ] of [ ] (the "BANK") in the joint names of the Seller's Lawyers and Buyer's Lawyers (the "ESCROW ACCOUNT") into which the Escrow Amount is to be deposited pursuant to

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Rechtsanwalte Steuerberater

                                                                         Page 58
--------------------------------------------------------------------------------

           Clause 4.5.2 (b) of the Agreement. The Escrow Account is to operate on the basis that all instructions shall require the signature of one partner of the Seller's Lawyers and one partner or manager of the Buyer's Lawyers. For this purpose "partner" shall mean a partner or manager in the firm at the time that a relevant signature is required;

     1.2 to hold all sums for the time being standing to the credit of the Escrow Account on deposit initially for a [three] month term and then on recurring [one]-month terms at the best rate of interest available from the Bank for deposits of similar amounts to those standing to the credit of the Escrow Account for the period from the date hereof to the dates for release described in Clause 10.4 of the Agreement ("Escrow Release Dates") or such longer period as this Instruction Letter shall provide;

     1.3   subject to making any payment or retention as provided in paragraph
           1.4. below, to release the Escrow Amount to the Seller on the Escrow Release Dates;

     1.4   if prior to the Escrow Release Dates:

            1.4.1 you receive notice from the Buyer attaching a Final Judgement or from the Buyer and the Seller jointly, in the form set out in Appendix A, to pay to the Buyer out of the Escrow Amount the amount set out in such notice; or

            1.4.2 you receive notice from the Buyer in the form set out in Appendix B and to the extent that you have not, in relation to the same claim, subsequently received a notice or notices in the forms set out in Appendices A and/or C, to retain in the Escrow Account the amount set out in such notice;

     1.5 if on or after the last of the Escrow Release Dates any amount of the Escrow Amount is retained in the Escrow Account in accordance with paragraph 1.4.2 above, to continue to retain the amount in dispute in the Escrow Account until you receive further notice from the Buyer in the form set out in:

            1.5.1 Appendix A attaching a Final Judgement or from the Buyer and the Seller jointly, in which case you shall pay to the Buyer out of the Escrow Account the amount set out in such notice; or

            1.5.2 Appendix C, in which case you shall release to the Seller the amount set out in such further notice;

     1.6. when the whole or any part of the principal amount of the Escrow Amount is paid out of the Escrow Account to the Seller or the Buyer in accordance with any of paragraphs 1.3 to 1.5 above to pay to

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Rechtsanwalte Steuerberater

                                                                         Page 59
--------------------------------------------------------------------------------

           the relevant recipient, together with such principal amount, the interest accrued on such principal amount (less any Tax thereon for which you may be accountable and the relevant proportion of the charges and expenses incurred by you).

     A "Final Judgement" means in relation to

           (a)    the determination of the Net Asset Value under clause 10.4.
                  (a) of the Agreement, a final and binding decision of PricewaterhouseCoopers Oy or any other independent accounting firm mutually agreed by the parties under clause 4.6 of the Agreement; and

           (b) the determination of any other dispute, a decision of a competent court or an arbitration award under clause 11.9 of the Agreement that is not appealable or, if appealable, the time period for appeal of which has expired without an appeal having been made.

2.   TERMS OF APPOINTMENT

     2.1 Neither the Seller's Lawyers nor the Buyer's Lawyers shall be liable for any loss or damage in respect of any act or omission by them in relation to any matter which is the subject of this letter except any loss or damage arising out of their own fraud, wilful default or gross negligence.

     2.2 You may rely without enquiry on any notice (including a facsimile message) which appears on its face to have been completed in accordance with paragraphs 1.4, 1.5 or 1.6 above. You shall not be required to enquire whether a notice has been validly given or executed nor shall you be under any liability to any person if a notice has not been validly given or executed. In accounting to us for any payment made out of the Escrow Account, you may withhold or deduct any sum which you are obliged by law to so withhold or deduct (whether in respect of liability to taxation or otherwise). We authorise you to pay all bank charges, taxation and other liabilities referable to the operation of the Escrow Account (including all the interest accruing on such Escrow Account) out the funds for the time being standing to the credit of the Escrow Account.

     2.3 Neither of you shall not be deemed to be trustees nor shall you have any obligations in connection with the Escrow Account or its administrators except those set out in this Instruction Letter.

      2.4  In consideration of you accepting these instructions:

           2.4.1 the Seller shall indemnify the Seller's Lawyers from and against all actions, proceedings, claims, liabilities, costs, charges and expenses whatsoever incurred or sustained by the Seller's Lawyers in performance of its duties hereunder; and

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Rechtsanwalte Steuerberater

                                                                         Page 60
--------------------------------------------------------------------------------

           2.4.2 the Buyer shall indemnify the Buyer's Lawyers from and against all actions, proceedings, claims, liabilities, costs, charges and expenses whatsoever incurred or sustained by the Buyer's Lawyers in performance of its duties hereunder

     2.5 You may discharge any instruction to pay any sum out of the Escrow Account by instructing the Bank to do so and you will not be responsible for any delay or failure by the Bank to do so and you will not be responsible for any delay or failure by the Bank in executing any such instruction or for any loss which any of us may suffer as a result of any act or omission by the Bank in making any such payment or generally in operating the Escrow Account.

     2.6 The Buyer and the Seller agree that being the Escrow Agent or acting as the Escrow Agent does not constitute a conflict of interest, either for the Escrow Agent or for any individual acting on behalf of the Escrow Agent with respect to representing or acting for or advising any of the Seller or its Affiliates or the Target or the Subsidiaries in matters relating to the Agreement, including this Escrow Agreement.

     2.7 The Buyer shall pay the costs and expenses of the Buyer's Lawyers and the Seller shall pay the costs and expenses of the Seller's Lawyers incurred in the performance of their respective duties under this Instruction Letter.

     2.8 This Instruction Letter, and your agreement to be bound by it, shall be governed by and construed in accordance with the laws of the Federal Republic of Germany.

     2.9 This Instruction Letter may be executed in any number of counterparts, all of which taken together shall constitute one and the same Instruction Letter, and any party may enter into this Instruction Letter by executing a counterpart.

Please acknowledge your acceptance of the above instructions by signing and returning the enclosed duplicate copy.

Yours faithfully




..................................................
for and on behalf of Sanitec Oy.

CMS HASCHE SIGLE

Rechtsanwalte Steuerberater

                                                                         Page 61
--------------------------------------------------------------------------------

...................................................
for and on behalf of [      ].



[ON DUPLICATE]

We hereby accept the provisions of this Instruction Letter




......................................................
for and on behalf of CMS Hasche Sigle





......................................................
for and on behalf of CMS Bureau Francis Lefebvre GmbH
Steuerberatungsgesellschaft

CMS HASCHE SIGLE

Rechtsanwalte Steuerberater

                                                                         Page 62
--------------------------------------------------------------------------------

                                   APPENDIX A

                            [LETTERHEAD OF THE BUYER]


To:        CMS Bureau Francis Lefebvre GmbH
           Steuerberatungsgesellschaft
           Immermannstrasse 7
           40210 Duesseldorf

           ("BUYER'S LAWYERS")

           CMS Hasche Sigle
           Schoettlestr. 8
           70597 Stuttgart

           ("SELLER'S LAWYERS")

Dear Sirs

JOINT ESCROW ACCOUNT INSTRUCTION LETTER DATED [    ] 2004
(THE "INSTRUCTION LETTER")

We refer to the Escrow Amount held in an account in your name pursuant to the Instruction Letter.

We hereby confirm that there is due to the Buyer from the Escrow Amount a sum of(euro)[ ].

[IF THIS LETTER IS NOT ALSO SIGNED BY THE SELLERS:

We enclose a certified copy of a Final Judgement (as defined in the Instruction Letter) and such other documents as are required to evidence the final nature of the enclosed judgement which confirms[s] the amount payable to the Buyer in respect of its claim against the Seller:

           (a) in respect of the Closing Date Accounts or

           (b) for breach of the warranties contained in Appendix 4 of the Agreement.

CMS HASCHE SIGLE

Rechtsanwalte Steuerberater

                                                                         Page 63
--------------------------------------------------------------------------------

We therefore instruct you to pay to [ ] the aforesaid sum together with the interest which has accrued thereon or, if less, the remaining balance of the Escrow Amount from the Escrow Account into the following account, within three Business Days of receipt of this notice


Bank                               [       ]

[Sort Code]                        [       ]

Account Name                       [       ]

Account Number                     [       ]


Yours faithfully



.............................             [..............................]
for and on behalf of [    ].             for and on behalf of Sanitec Oy.

CMS HASCHE SIGLE

Rechtsanwalte Steuerberater

                                                                         Page 64
--------------------------------------------------------------------------------

                                   APPENDIX B

                           [LETTERHEAD OF THE BUYER ]


To:        CMS Bureau Francis Lefebvre GmbH
           Steuerberatungsgesellschaft                         [  ] March 2004
           Immermannstrasse 7
           40210 Duesseldorf

           ("BUYER'S LAWYERS")

           CMS Hasche Sigle
           Schoettlestr. 8
           70597 Stuttgart

           ("SELLER'S LAWYERS")

Dear Sirs

JOINT ESCROW ACCOUNT INSTRUCTION LETTER DATED [   ] 2004
(THE "INSTRUCTION LETTER")

We refer to the Escrow Amount held in an account in your name pursuant to the Instruction Letter.

We hereby instruct you to retain the sum of (euro) [ ] of the principal amount of the Escrow Amount together with all interest accrued on such sum in the Escrow Account and not to release such amount on the next or any subsequent Escrow Release Date.

Yours faithfully



......................................
for and on behalf of [      ]

CMS HASCHE SIGLE

Rechtsanwalte Steuerberater

                                                                         Page 65
--------------------------------------------------------------------------------

                                   APPENDIX C

                            [LETTERHEAD OF THE BUYER]

To:        CMS Bureau Francis Lefebvre GmbH
           Steuerberatungsgesellschaft                     [  ] March 2004
           Immermannstrasse 7
           40210 Duesseldorf

           ("BUYER'S LAWYERS")

           CMS Hasche Sigle
           Schoettlestr. 8
           70597 Stuttgart

           ("SELLER'S LAWYERS")

Dear Sirs

ESCROW ACCOUNT INSTRUCTION LETTER DATED [   ] 2004
(THE "INSTRUCTION LETTER")

We refer to the Escrow Amount held in an account in your name pursuant to the Instruction Letter and the previous notice[s] given to you dated [ ] in the form set out in Appendix B to the Instruction Letter (the "Prior Notice[s]")

We hereby certify that the sum of (euro) [ ] of the principal amount of the Escrow Amount, being [the whole] [part] of the amount set out in the Prior Notice[s], is hereby released from the restriction set out in the Prior Notice[s] [and the Prior Notice[s] shall be of no further effect].

[IF PART ONLY RELEASED:

We hereby instruct you to retain the balance of the amount set out in the Prior Notice [s], together with the interest accrued thereon, in the Escrow Account pursuant to the Prior Notice[s] until such time as you receive a further notice from us.]

[IF AFTER THE LAST ESCROW RELEASE DATE:

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Rechtsanwalte Steuerberater

                                                                         Page 66
--------------------------------------------------------------------------------

We hereby instruct you to release the amount set out above, together with the interest accrued thereon, to the Seller in accordance with the terms of the Instruction Letter.]

Yours faithfully



.....................................
for and on behalf of [       ]

CMS HASCHE SIGLE

Rechtsanwalte Steuerberater

                                                                         Page 67
--------------------------------------------------------------------------------

                                   APPENDIX 9

                               MATERIAL AGREEMENTS


    ----------------------------------------------------------------------------------------------------------------------
    NO.               DOCUMENT NAME                    PARTIES                             DATE
    ----------------------------------------------------------------------------------------------------------------------
    1. AVIATION
    -----------
    ----------------------------------------------------------------------------------------------------------------------
    1a3               Boeing Agreement                 Envirovac Inc. / The Boeing Co.     9 December 1992
    ----------------------------------------------------------------------------------------------------------------------
    1b1               Basic Agreement for the          McDonnell Douglas Corporation /     2 January 1996
                      MD-95-30 and MD-95-30ER Vacuum   Envirovac Inc.
                      Waste System - Aviation Division
    ----------------------------------------------------------------------------------------------------------------------
    1c1               Procurement Contract Number      Bombardier Inc. / Bombardier        1 May 2002 (amendment dated 9
                      BCCM-1037-MSC (and Amendment) -  Aerospace / Completion Centre of    July 2003)
                      Aviation Division                Montreal / Envirovac Inc.
    ----------------------------------------------------------------------------------------------------------------------
    1d1               Supplier Agreement - Aviation    Gulfstream Aerospace Corporation /  28 February 1996
                      Division                         Envirovac Inc.
    ----------------------------------------------------------------------------------------------------------------------
    1e1               Memorandum of Agreement -        Gulfstream Aerospace Corporation /  9 December 2002
                      Aviation Division                Envirovac Inc.
    ----------------------------------------------------------------------------------------------------------------------
    1f1               Agreement for aircraft           American Airlines, Inc. /           1 January 1998
                      component repair services -      Envirovac Inc.
                      Aviation Division
    ----------------------------------------------------------------------------------------------------------------------
    1g1               Exchange and Maintenance         Delta Air Lines Inc. / Envirovac    11 September 1997 (Addendum
                      Agreement for Aircraft           Inc.                                dated 12 March 2003)
                      Equipment (and Addendum) -
                      Aviation Division
    ----------------------------------------------------------------------------------------------------------------------
                      Teaming Agreement                Goodrich Corporation / Evac         15/16 October 2003
                                                       Environmental Solutions Inc.
    ----------------------------------------------------------------------------------------------------------------------
    2. TRAINS
    ---------
    ----------------------------------------------------------------------------------------------------------------------
    2a1               Main Terms and Conditions        Evac AB /                           23 November 2000
                      Agreement relating to the        Alstom Transport Limited
                      supply and maintenance of west
                      coast mainline toilet systems
    ----------------------------------------------------------------------------------------------------------------------
    2b1               Supply Contract                  Evac AB /                           6 September 2000
                                                       Daimler Chrysler Rail Systems (UK)
                                                       Ltd. (Adtranz)
    ----------------------------------------------------------------------------------------------------------------------
    2c1               Supply Contract                  Evac AB (supplier)/ Driessen        7 March 2001
                                                       Interior Systems B.V.
    ----------------------------------------------------------------------------------------------------------------------
    2d1               China  Know-how & Technical      China National Industrial           14 May 2001
                      Service License Contract -       Machinery Import & Export Company
                      Train Division                   / Jinan Locomotive & Rolling Stock
                                                       Plant / Evac AB
    ----------------------------------------------------------------------------------------------------------------------
    C.II.54           General Electric Purchase        General Electric / Envirovac Inc.   between September and October
                      Orders - Train Division                                              2003
    ----------------------------------------------------------------------------------------------------------------------
    C.II.56           Purchase Order No. B13624-1 -    VIA Rail Canada Inc. / Envirovac    13 December 2001
                      Train Division                   Inc.
    ----------------------------------------------------------------------------------------------------------------------

----------
3 Aviation/Train Confidential CD-ROM


CMS HASCHE SIGLE

Rechtsanwalte Steuerberater

                                                                         Page 68
--------------------------------------------------------------------------------

    ----------------------------------------------------------------------------------------------------------------------
    NO.               DOCUMENT NAME                    PARTIES                             DATE
    ----------------------------------------------------------------------------------------------------------------------
    2e-2q1            Project Orders - Customers
                      (Train) - 2003-2005
    ----------------------------------------------------------------------------------------------------------------------


CMS HASCHE SIGLE

Rechtsanwalte Steuerberater

                                                                         Page 69
--------------------------------------------------------------------------------

    ----------------------------------------------------------------------------------------------------------------------
    NO.               DOCUMENT NAME                    PARTIES                             DATE
    ----------------------------------------------------------------------------------------------------------------------
    3. MARINE
    ---------
    ----------------------------------------------------------------------------------------------------------------------
    A.II.30           Distributor and Agency           Envirovac Inc. / Callenberg         20/21 April 2003
                      Agreements                       Engineering Inc. /                  14 November 1995
                                                       Evac Oy / Environmental Protection  28 May 2003
                                                       Engineering Ltd.
                                                       Evac Oy / Transvac Marine Systems
                                                       Limited
    ----------------------------------------------------------------------------------------------------------------------
    C.II.45           Purchase Order Number            Northrop Grumman / Envirovac Inc.   10 April 2002
                      4500106304 - Marine Division
    ----------------------------------------------------------------------------------------------------------------------
    C.II.46           Requirements Contract (BIW       Bath Iron Works / Envirovac Inc.    8 January 2003
                      Contract No. C-480-202) -
                      Marine Division
    ----------------------------------------------------------------------------------------------------------------------
    C.II.48           Purchase Order 92255-001 OO -    DRS Power & Control Technologies,   21 May 2003 (revised on 29
                      Marine Division                  Inc. / Envirovac Inc.               July 2003)
    ----------------------------------------------------------------------------------------------------------------------
    H.II.54           Purchase Order                   Meyer Werft / Evac Oy               12 June 2002
    ----------------------------------------------------------------------------------------------------------------------
    H.II.55           Contract for delivery of vacuum  Kvaerner Masa-Yards Inc. / Evac Oy  26 May 2003 toilet system incl. biological
                      sewage treatment plant
    ----------------------------------------------------------------------------------------------------------------------
    H.II.57           Agreements with shipyards        Evac Oy / Alstom                    15 June 2001
                                                       Evac Oy / Kvaerner Masa-Yards       26 May 2003
                                                       Evac Oy / Sanitrade S.r.l. /        4 December 2000
                                                       Fincatieri Cantieri Navali          27 October 2000
                                                       Italiani S.p.A.
    ----------------------------------------------------------------------------------------------------------------------
    H.II.58           Purchase order                   Aker Finnyards Oy / Evac Oy         17 March 2003
    ----------------------------------------------------------------------------------------------------------------------
    H.II.60           Sales contract                   Daewoo Shipbuilding & Marine        22 May 2003
                                                       Engineering Co., Ltd.
    ----------------------------------------------------------------------------------------------------------------------
    H.II.61           Purchase orders and order        Fincantieri, Cantieri Navali        28 November 2003
                      acknowledgements                 Italiani S.p.A. / Evac Oy           14 April 2003
                                                       Nuovi Cantieri Apuania S.p.A. /     14 July 2003
                                                       Evac Oy
    ----------------------------------------------------------------------------------------------------------------------
    H.II.63           Purchase orders and contract     Kvaerner Masa-Yards Inc. / Evac Oy  12 May 2003
                      for delivery of vacuum toilet                                        16 January 2004
                      system incl. biological sewage
                      treatment plant
    ----------------------------------------------------------------------------------------------------------------------
    H.II.64           Purchase order with purchase     MERWEDE Shipyard                    3 February 2004
                      terms and conditions                                                 18 December 2003
    ----------------------------------------------------------------------------------------------------------------------
    H.II.68           Sales contract                   STX shipbuilding Co., Ltd. / Evac
                                                       Oy
    ----------------------------------------------------------------------------------------------------------------------
    C.II.11           Service Center Agreement         Envirovac Inc. / Green Marine &     15 August 1994
                                                       Industrial Equipment Company
    ----------------------------------------------------------------------------------------------------------------------
    H.II.4            Agreement 899993 (Supply         Evac Oy                             28 May 1998
                      Agreement)                       Ido Bathroom Oy
    ----------------------------------------------------------------------------------------------------------------------
    H.II.26           Contract of Purchase and         Mitsubishi Heavy Industries, Ltd.   21 January 2003 and
                      Amendment for supply of Black    / Evac Oy                           28 June 2000
                      Water System
    ----------------------------------------------------------------------------------------------------------------------
    H.II.44           Spare part orders                Controller of procurement material  February 2004
                                                       organisation
    ----------------------------------------------------------------------------------------------------------------------
    H.II.45           Spare part orders                Callenberg Engineering, Inc.        February 2004
    ----------------------------------------------------------------------------------------------------------------------
    H.II.46           Spare part orders                Royal Caribbean Cruises Ltd.        February 2004
    ----------------------------------------------------------------------------------------------------------------------

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    ----------------------------------------------------------------------------------------------------------------------
    NO.               DOCUMENT NAME                    PARTIES                             DATE
    ----------------------------------------------------------------------------------------------------------------------
    H.II.62           Supply contract                  Evac Oy / Hyundai Heavy Industries  19 December 2003 /
                                                       & Co., Lrd.                         15 January 2004
    ----------------------------------------------------------------------------------------------------------------------
    H.II.65           Purchase order                   Jos.L.Meyer GmbH / Evac Oy          12 June 2002
    ----------------------------------------------------------------------------------------------------------------------
    H.II.66           Purchase order                   Harada Corporation / Evac Oy        13 January 2004
    ----------------------------------------------------------------------------------------------------------------------
    H.II.67           Purchase order                   Samsung Heavy Industries Co., Ltd.  16 January 2004
                                                       / Evac Oy
    ----------------------------------------------------------------------------------------------------------------------
    H.II.69           Contract and purchasing general  Fincantieri Cantieri Navali         1 November 2000
                      conditions                       Italiani S.p.A.
    ----------------------------------------------------------------------------------------------------------------------
    4: BUILDING
    -----------
    ----------------------------------------------------------------------------------------------------------------------
    C.II.39           Purchase Order 103148-8005 -     Jackson County Facility / Evac      31 March 2003
                      Building Division                Environmental Solutions
    ----------------------------------------------------------------------------------------------------------------------
    C.II.9            Supermarket Systems Distributor  Envirovac Inc. / Johnson Plumbing,  8 September 1998
                      Agreement                        Inc.
    ----------------------------------------------------------------------------------------------------------------------
    C.II.40           Supermarket Systems Distributor  Allstate Construction Group /       1 October 1998
                      Agreement - Building Division    Envirovac Inc.
    ----------------------------------------------------------------------------------------------------------------------
    C.II.41           Supermarket Systems Limited      Mark Young Construction, Inc. /     1 November 2002
                      Distributor Agreement -          Envirovac Inc.
                      Building Division
    ----------------------------------------------------------------------------------------------------------------------
    C.II.42           Supermarket Systems Distributor  PBI Marketing Equipment, Inc. /     26 January 2000
                      Agreement (and Amendment) -      Envirovac Inc.
                      Building Division
    ----------------------------------------------------------------------------------------------------------------------

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                                   APPENDIX 10

                                  KEY EMPLOYEES

I.      GERMANY

        Hans Woermcke, chief technology officer
        Nils Andersson, division manager (based in Sweden)
        Swen Schaich, site manager
        Marko Koehler, head of production
        Olaf Bley, head of customisation/engineering
        Detlev Both, head of R&D engineering
        Hendrick Kanne, program manager

II.     USA

        Doug Wallace, site manager
        George Sorensen, contracts manager
        Rick Kotarba, aviation manager
        Jim Gillespie, aftermarket manager
        Morris Bateman, Envirovac INC, sales manager

        Steven Anderson, engineering
        Wayne Bladorn, engineering
        Morris Brunell, engineering
        Chris Hardwick, engineering
        Vince Lombardi, engineering
        Tom Obermann, engineering
        Ken Postle, engineering
        Derek Vaughan, engineering
        John Oller jr, engineering
        Mark Pondelick, engineering

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III.    FINLAND

        Olli Bjoerkqvist, marine director
        Aki Tarjasalo, financial director
        Henry Olin, after sales manager
        Juha Kiukas, program manager
        Vesa Peltola, logistic & purchasing
        Pekka Numi
        Markus Peltola
        Juha Pesonen
        Mika Karjalainen

IV.     FRANCE

        Dominique Gniazdowski, Evac SARL, sales & project manager

V.      PEOPLES REPUBLIC OF CHINA

        Cao Huiming, EVSS, Shanghai, sales manager

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                                   APPENDIX 11

                             AUDITOR'S CONFIRMATION